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                                                                 EXHIBIT 10(g)-1

                  SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT


         THIS AGREEMENT, made and entered into this the 10th day of December, 1999, and effective as of the date hereof (the "Effective Date"), between ENERGYSOUTH, INC., an Alabama corporation (the "Company"), and JOHN S. DAVIS (the "Employee").

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Accrued Benefit. "Accrued Benefit" shall mean, as of any date of determination, the Benefit computed under Section 3.1 of Article III hereof on the basis of the applicable components of the formulae of the Agreement, the Retirement Plan, and the Deferred Compensation Agreement, as of that date.

         1.2 Agreement. "Agreement" shall mean this Supplemental Deferred Compensation Agreement, as amended.

         1.3 Beneficiary. "Beneficiary" shall mean the person or persons named by the Employee in accordance with Section 1.05 of the Retirement Plan to receive payments after the Employee's death.

         1.4 Benefit. "Benefit" shall have the meaning set forth in Section 3.1 hereof.



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         1.5 Benefit Limitations. "Benefit Limitations" shall mean (i) the limit on compensation that can be taken into account in calculating qualified plan benefits under Section 401(a)(17) of the Code; and (ii) the maximum benefit limits under Section 415 of the Code.

         1.6 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.7 Deferred Compensation Agreement. "Deferred Compensation Agreement" shall mean that certain Deferred Compensation Agreement dated January 26, 1996, between the Company and the Employee.

         1.8 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.9 Retirement Plan. "Retirement Plan" shall mean The Employees' Retirement Plan of Mobile Gas Service Corporation, as amended.

                                   ARTICLE II
                                     PURPOSE

         2.1 Purpose of Agreement. The purpose of this Agreement is to provide benefits to the Employee which would have been payable to the Employee under the Retirement Plan, as



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supplemented by the Deferred Compensation Agreement, but for the Benefit
Limitations.

         2.2 Nature of Agreement. This Agreement is divisible into two components: (a) that component which provides for benefits in excess of the applicable limitations on benefits under Section 415 of the Code, and which is intended to constitute an unfunded excess benefit plan under Section 3(36) of Title I of ERISA; and (b) that component which provides for benefits in excess of applicable compensation limits under Section 401(a)(17) of the Code, and which is intended to be an unfunded deferred compensation plan for the Employee who is a member of a select group of management or highly compensated employees within the meaning of Sections 201(1), 301(a)(3), and 401(a)(1) of Title I of ERISA.

                                   ARTICLE III
                                     BENEFIT

         3.1 Amount of Benefit. If pursuant to the terms and provisions of
Section 2 of the Deferred Compensation Agreement the Employee begins receiving either a Retirement Benefit, as defined in Section 1(d) of the Deferred Compensation Agreement, or a Severance Benefit, as defined in Section 1(f) of the Deferred Compensation Agreement, the Employee shall receive a supplemental Retirement Benefit or a supplemental Severance Benefit, as the case may be (a "Benefit"), under this Agreement equal to the difference between (a) and (b) below:

         (a) the Retirement Benefit or Severance Benefit, as the case may be, that would have



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                  been paid under the Deferred Compensation Agreement, had such benefit not been limited by the Benefit Limitations, and

         (b) The Retirement Benefit or Severance Benefit, as the case may be, that is payable to the Employee under the Deferred Compensation Agreement.

         3.2 Payment of Benefit. Except as provided in Section 3.3 of this
Article III, the Benefit determined pursuant to the provisions of Section 3.1 hereof shall be paid in the same form and manner as the Retirement Benefit or the Severance Benefit, as the case may be, is paid under the Deferred Compensation Agreement pursuant to the provisions of Sections 2(a), (b), and (c) of the Deferred Compensation Agreement.

         3.3 Distribution of Accrued Benefit.


             (a) Notwithstanding anything in the Agreement to the contrary, the Company may distribute, or cause to be distributed, to the Employee (or, after his death, to his Beneficiary) all or part of the Accrued Benefit of the Employee (or Beneficiary) under the Agreement as of a specified date. The distribution may be made at any time deemed appropriate by the Company. The benefit may be distributed in cash or in kind (including, without limitation, distribution of one or more annuity contracts). The Company shall indicate in writing that the distribution is intended to be a distribution of the Employee's (or Beneficiary's) Accrued Benefit under the Agreement. The Company may take into account the tax consequences of the distribution when computing the amount to be distributed under this Section 3.3.



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             (b) In the event of a distribution under Section 3.3(a), the
Accrued Benefit of the Employee (or Beneficiary) under the Agreement shall be reduced by the Accrued Benefit distributed, and the Company shall have no further liability with respect to the Accrued Benefit distributed. The Company will reduce any Benefit otherwise payable under this Agreement by the Accrued Benefit distributed under Section 3.3(a). To the extent that a distribution is made in a lump sum cash payment, the actuarial assumptions then in effect under the Retirement Plan shall be used to determine the present value of the Employees's (or Beneficiary's) Accrued Benefit under this Agreement.

             (c) The Company has the sole discretion to determine when and if a distribution is to be made under Section 3.3(a), and to determine the amount of any distribution, and neither the Employee nor the Beneficiary shall have any right to receive a distribution under Section 3.3(a).

                                   ARTICLE IV
                           ADMINISTRATION OF AGREEMENT

         4.1 Company Authority. The Agreement shall be administered by the Company, which shall have the authority, duty and power to interpret and construe the provisions of the Agreement in its sole and absolute discretion. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations, and disbursing the payments hereunder. The Company's interpretations, determinations, regulations, and



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calculations shall be final and binding on all persons and parties concerned.

         4.2 Reliance. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel, or other person employed or engaged by the Company with respect to the Agreement.

         4.3 Claims Procedure. The procedures in this Section 4.3 are intended to comply with Section 503 of ERISA and Section 2560.503-1 of the Department of Labor regulations and pertain to claims by the Employee or a Beneficiary for Benefits under this Agreement, consideration of such claims, and review of claim denials. The Employee or a Beneficiary (referred to in this Section 4.3 and in Section 4.4 of this Article IV as "claimants" or, individually, as a "claimant") shall be entitled to file with the Company a written claim for Benefits under the Agreement. The Company will review the claim, and, if the claim is denied, in whole or in part, the Company will furnish the claimant with a written notice of denial of the claim within 90 days after the Company's receipt of the claim, or within 180 days after such receipt, if special circumstances require an extension of time. If special circumstances require an extension of time, written notice of the extension, and the special circumstances requiring such extension, shall be furnished to the claimant during the initial 90-day period. The written notice of denial shall contain the following:
                  (a)      Specific reasons for the denial;

                  (b) Specific reference to the pertinent provisions of the Agreement, the Retirement Plan, and/or the Deferred Compensation Agreement on which the denial is based;



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                  (c)      A description of any additional material or
                           information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary; and

                  (d)      An explanation of the claims review procedure.

The claimant may request a review of the claim by an appeals committee appointed by the Company. The review may be requested in writing at any time within 90 days after the claimant receives written notice of the denial of his claim. The appeals committee shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:

                  (a) Permit the claimant to review any documents that are pertinent to the claim;

                  (b) Permit the claimant to submit to the committee issues and comments and writing; and

                  (c) Afford the claimant an opportunity to meet with a quorum of the appeals committee as part of the review procedure.

The appeals committee's decision on review shall be made in writing and shall be issued within 60 days following receipt of the claimant's request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the committee determines that special circumstances require an extension. If special circumstances require an extension of time, written notice of the extension, and the special circumstances requiring such extension, shall be furnished to the claimant during the initial 60-day period. The decision on review shall include specific reasons for the decision and specific references to the provisions of the Agreement, the Retirement Plan, and/or the Deferred Compensation Agreement on which the decision of the committee is based.



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         4.4 Exhaustion of Remedies. No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for Benefits under the Agreement until the claimant has first exhausted the procedures for review of claims set forth in Section 4.3 of this Article IV.

                                    ARTICLE V
                               GENERAL PROVISIONS

         5.1 Anti-Alienation. Neither the Benefits payable under this Agreement nor the right to receive future Benefits under the Agreement may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; no interest or right to receive a Benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         5.2 Unfunded Agreement. The Agreement at all times shall be considered entirely unfunded both for purposes of the Code and for purposes of Title I of ERISA. All amounts payable in accordance with this Agreement shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Agreement, shall be paid out of the general assets of the Company. Neither the Employee, nor any Beneficiary, nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a Benefit under the Agreement, and to the extent the Employee, a Beneficiary, or



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any other person acquires a right to receive benefits under this Agreement, such right shall be no greater than the right of any general unsecured creditor of the Company. The Agreement constitutes a mere promise by the Company to make payments to the Employee or Beneficiaries in the future.

         5.3 Agreement Not a Contract of Employment. This Agreement is not a contract of employment, and the terms of the Employee's employment shall not be affected in any way by this Agreement. The Agreement shall not be construed as conferring any legal rights upon the Employee for a continuation of employment, nor shall it interfere with the rights of the Company to discharge the Employee and to treat the Employee without regard to the effect which such treatment might have upon the Employee under this Agreement.

         5.4 Coordination with other Retirement Plans. Benefits payable under the Agreement will not be considered compensation for purposes of other retirement or benefit plans maintained by the Company.

         5.5 Binding Effect. The Employee and all persons who may have or claim any right by reason of the Employee being a party to this Agreement shall be bound by the terms of this Agreement and all amendments hereto.

         5.6 Incompetency. In the event that the Company shall find that the Employee or a Beneficiary is unable to care for such Employee's or Beneficiary's affairs because of illness or



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accident or any other reason, the Company may, unless claim shall have been made therefor by a duly appointed guardian, conservator, or other legal representative, direct that any amounts payable under this Agreement be paid to the Employee's or Beneficiary's spouse, child, parent or other blood relative, or to a person with whom the Employee or Beneficiary resides, or to a legal guardian, and any such payments so made shall be a complete discharge of the liabilities of the Company under this Agreement as to such payments.

         5.7 Withholding Taxes. The Company shall have the right to deduct from each payment to be made under this Agreement any required withholding taxes.

         5.8 Construction; Governing Law. The Agreement is intended to constitute both an excess benefit arrangement under Section 3(36) of Title I of ERISA and an unfunded deferred compensation arrangement maintained for the Employee who is a member of a select group of management or highly-compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of Title I of ERISA, and all rights under this Agreement shall be governed by ERISA. Subject to the preceding sentence, the Agreement shall be construed, regulated and administered under the laws of the State of Alabama, without giving effect to conflict-of-law principles, to the extent such laws are not superseded by applicable federal law.

         5.9 Severability. The illegality of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid provision were omitted.



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         5.10 Headings. The headings and subheadings in the Agreement have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

         5.11 Gender and Number. Whenever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where such would apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in another form in all cases where they would so apply.

         5.12 Binding Effect and Assignability. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to any subsidiary or affiliate) or by Employee.

         5.13 Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform. As used in this Agreement, "Company" shall mean the company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.



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         5.14 Entire Agreement. This Agreement contains the entire agreement and understanding between Company and the Employee with respect to the subject matter as set forth in Section 2.1 of Article II hereof, and there are no agreements, understandings, or representations between the Company and the Employee as to said subject matter other than those set forth herein. This Agreement may not be altered, enlarged, modified, or changed except by a writing executed by the Company and the Employee.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by affixing their hands and seals to this Agreement, on the date and year first above written.

                                ENERGYSOUTH, INC.


                                By:  /s/ Charles P. Huffman
                                   ---------------------------------------------
                                     As its Vice President
                                           -------------------------------------

[AFFIX CORPORATE SEAL]


ATTEST:

/s/ G. Edgar Downing, Jr.
----------------------------------
As its  Secretary
       ---------------------------

                                                     EMPLOYEE


                                                     /s/ John S. Davis
                                                    ----------------------------
                                                    JOHN S. DAVIS




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